Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is made and entered into as of August 11, 2025, by and between Forward Industries, Inc., a New York corporation (the “Company”), and Kathleen Weisberg (“Employee”).

RECITALS

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated as of July 1, 2023 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to the Agreement. The Agreement is hereby amended as follows:

Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

3.       COMPENSATION

(a)	Salary. The Executive shall be entitled to receive for all services rendered by the Executive in any and all capacities in connection with the Executive’s employment hereunder a salary (as it may be adjusted from time to time, “Salary”) at the rate of $275,000 per annum, payable in equal instalments in accordance with the prevailing practices of the Company (but not less frequently than monthly).

Section 5(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

5.       TERMINATION BY THE EXECUTIVE FOR GOOD REASON OR TERMINATION

WITHOUT CAUSE

(ii)       Salary, at the annualized rate in effect on the date of termination of the Executive’s employment (or, in the event a reduction in Salary is a basis for termination for Good Reason, then the Salary in effect immediately prior to such reduction), equal to eight months of the Executive’s then Salary, which may be increased by the board from time to time, following such termination, payable in a lump sum not later than 15 days following the date the Release in Exhibit I becomes fully effective and nonrevocable by its terms;

3.	No Other Amendments. Except as expressly amended by this Amendment, all terms and provisions of the Agreement shall remain in full force and effect.

4.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means shall be deemed effective.

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IN WITNESS WHEREOF the Company and the Employee have executed this Agreement as of the day and year first above written.

FORWARD INDUSTRIES, INC.

By: /s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

EMPLOYEE:

/s/ Kathleen Weisberg
Kathleen Weisberg

Address: _______________________

_______________________________

Email: kweisberg@forwardindustries.com

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